Exhibit 99.1

UniTek Global Services, Inc. Files 2012 Annual Report on Form 10-K

Financial Restatements for 2011 and Past Quarterly Periods Also Included in 2012 Form 10-K

BLUE BELL, PA, August 12, 2013 — UniTek Global Services, Inc. (“UniTek” or the “Company”) (Nasdaq: UNTK), a premier provider of permanently outsourced infrastructure services to the telecommunications, broadband cable, wireless, transportation, public safety and satellite television industries, today announced that it has filed with the U.S. Securities and Exchange Commission (the “SEC”) its Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (the “2012 Form 10-K”).

Following the completion of the previously announced internal investigation conducted by the Audit Committee of the Company’s Board of Directors, UniTek has restated its financial results for the interim periods ended March 31, 2012, June 30, 2012 and September 29, 2012, the fiscal year ended December 31, 2011, and the interim periods ended July 2, 2011 and October 1, 2011. The restated financial results for these periods are included in the 2012 Form 10-K.

“Finalizing the restatements and our 2012 audit is a significant event for UniTek. This has been a challenging period for our Company, and we continue to work towards final resolution of the issues we have dealt with over the past several months with the steadfast commitment of every member of our team,” said Rocky Romanella, Chief Executive Officer of UniTek. “With the filing of the 2012 Form 10-K, we plan to complete our 2013 first and second quarter filings as soon as possible so that we can return to a normal reporting schedule.”

Mr. Romanella continued. “Over the past four months, we conducted a comprehensive assessment of the strengths and weaknesses of our business and identified strategic actions and tangible process improvements to strengthen the organization. Over the next several months, we plan to introduce a series of initiatives aimed at better positioning UniTek to capture more of the untapped potential in the markets we serve. Our goal is to more effectively leverage the immense talent of our employees to deliver greater value than ever to our customers and partners and to continue building upon our uncompromising culture of integrity, flawless execution and operational excellence. We are proud of what we have accomplished and are excited to begin the next phase of our Company’s development.”

Financial highlights for the fiscal year ended December 31, 2012:

As previously noted, the Company has filed with the SEC its 2012 Form 10-K. The 2012 Form 10-K contains audited financial results for the year ended December 31, 2012 and restated financial results for the interim periods ended March 31, 2012, June 30, 2012 and September 29, 2012, the fiscal year ended December 31, 2011, and the interim periods ended July 2, 2011 and October 1, 2011. Results for the fiscal year ended December 31, 2011, which are included below for comparative purposes, are presented on an as-restated basis.

Revenues increased 24.5% to $437.6 million for the year ended December 31, 2012, from $351.5 million in 2011. This increase in revenues was primarily from organic revenue growth in the Company’s wireless business, growth in the cable portion of the Fulfillment segment from market share gains and the acquisitions completed in 2012, as well as the asset acquisition of Skylink Ltd. in September 2012.

Revenues from the Company’s Fulfillment segment increased 6.5% in 2012, to $305.3 million, from $286.7 million in 2011. Revenues from the Company’s Engineering and Construction segment totaled $132.3 million in 2012, an increase of 104.4% from $64.7 million in 2011.

Adjusted EBITDA(1) increased 22.6% to $39.6 million for the year ended December 31, 2012, compared to $32.3 million for 2011. The year-over-year increase in adjusted EBITDA was primarily related to higher revenue and margins in the Company’s Engineering and Construction segment, partially offset by increased selling, general and administrative expenses related to a full year impact of the Pinnacle acquisition, which occurred in April 2011.

The Company also recorded a non-cash impairment charge of $14.9 million in the fourth quarter of 2012 related to the goodwill of its wireless reporting unit (including Pinnacle) in connection with its annual impairment testing.

Loss from continuing operations was ($39.5) million, or $(2.18) per diluted share in 2012, compared with $(7.3) million, or $(0.46) per diluted share in 2011.

Net loss for 2012 was $(77.7) million, or $(4.28) per diluted share, compared with $(9.1) million, or $(0.57) per diluted share in 2011. The increase in net loss and loss from continuing operations in 2012 was primarily related to the $14.9 million goodwill impairment charge, the impairment charges from discontinued operations of $35.2 million related to the Company’s wireline assets which were sold in 2012, an expense related to contingent consideration of $10.1 million compared to income of $8.5 million in 2011, and restructuring charges totaling $8.0 million.

Commenting on the Company’s financial results, Andrew J. Herning, Chief Financial Officer of UniTek, said, “Our 2012 financial performance reflects solid top-line growth, particularly in the wireless segment where revenue more than doubled from 2011. While our net loss for the year was impacted by the impairment charges related to the wireline assets and several other items, we delivered another year of double-digit adjusted EBITDA growth. We believe we are well positioned to pursue additional growth opportunities in both our Fulfillment and Engineering and

Construction segments and are taking steps aimed at improving the overall profitability and discipline of our business.”

About UniTek Global Services

UniTek Global Services is a provider of engineering, construction management and installation fulfillment services to companies specializing in the telecommunications, broadband cable, wireless, two-way radio, transportation, public safety and satellite industries. UniTek has created a scalable operating platform, enabling each UniTek subsidiary to deliver quality services to its Fortune 200 customers. UniTek’s website is: www.unitekglobalservices.com.

Forward-Looking Statements

The statements in this press release that are not historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts, including but not limited to statements regarding the Company’s plans to file its financial statements for the first two quarters of 2013 and to resume a normal reporting schedule, to improve and grow its business and to access untapped potential in the markets. These statements are subject to uncertainties and risks including, but not limited to, the Company’s ability to address issues arising from previously disclosed accounting-related matters, operating performance, general financial, economic, and political conditions affecting the Company’s business and its target industries and the ability of the Company to perform its obligations under its contracts and agreements with customers and other risks contained in reports filed by the Company with the Securities and Exchange Commission, including in our Form 10-K for the year ended December 31, 2012. The words “may,” “could,” “should,” “would,” “believe,” “are confident,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “aspire,” and similar expressions are intended to identify forward-looking statements. All such statements are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company does not undertake to update any forward looking statement, whether written or oral, which may be made from time to time by or on behalf of the Company, except as may be required by applicable law or regulations.

Contact Info:

The Piacente Group | Investor Relations

Lee Roth

(212) 481-2050

unitek@tpg-ir.com

UNITEK GLOBAL SERVICES, INC. AND SUBSIDIARIES

Consolidated Statements of Comprehensive Income or Loss
(amounts in thousands, except per share amounts)

	Year Ended December 31,
	2012	2011
		(Restated)

Revenues	$437,596	$351,456
Cost of revenues	356,794	279,978
Gross profit	80,802	71,478
Selling, general and administrative expenses	46,357	45,229
Expense (income) related to contingent consideration	10,096	(8,506)
Restructuring charges	8,013	—
Impairment charges	14,900	—
Depreciation and amortization	26,469	24,291
Operating (loss) income	(25,033)	10,464
Interest expense	15,329	13,863
Loss on extinguishment of debt	—	3,466
Other income, net	(1,244)	(608)
Loss from continuing operations before income taxes	(39,118)	(6,257)
Income tax expense	353	1,052
Loss from continuing operations	(39,471)	(7,309)
Loss from discontinued operations, net of income taxes	(38,259)	(1,826)
Net loss	$(77,730)	$(9,135)
Other comprehensive income or loss:
Foreign currency translation	39	(146)
Comprehensive loss	$(77,691)	$(9,281)
Net loss per share — basic and diluted:
Continuing operations	$(2.18)	$(0.46)
Discontinued operations	(2.10)	(0.11)
Total	$(4.28)	$(0.57)

Weighted average shares of common stock outstanding — basic and diluted	18,182	15,944

Adjusted EBITDA and Net Income or Loss after Certain Non-cash Adjustments

The following table presents the reconciliation of net income or loss to net income or loss after certain non-cash adjustments and Adjusted EBITDA:

	Year Ended December 31,
(in thousands)	2012	2011
		(Restated)

Net loss	$(77,730)	$(9,135)
Impairment charges	50,080	—
Stock-based compensation	4,905	5,107
Loss on extinguishment of debt	—	3,466
Non-cash interest expense	2,180	1,945
Amortization	10,588	10,936
Net (loss) income after certain non-cash adjustments(2)	$(9,977)	$12,319

Discontinued operations, excluding impairment charges	3,079	1,826
Income tax expense	353	1,052
Restructuring charges	8,013	—
Expense (income) related to contingent consideration	10,096	(8,506)
Cash interest expense	13,149	11,918
Other income, net	(1,244)	(608)
Depreciation	15,881	13,355
Transaction costs	291	987
Adjusted EBITDA	$39,641	$32,343

(1)         Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) is a key indicator used by our management to evaluate operating performance of the Company. While the adjusted EBITDA is not intended to replace any presentation included in the Company’s consolidated financial statements under generally accepted accounting principles (or GAAP) and should not be considered an alternative to operating performance, we believe this measure is useful to investors in assessing our performance with other companies in our industry. This calculation may differ in method of calculation from similarly titled measures used by other companies.

(2)         Net income or loss after certain non-cash adjustments is a key indicator used by our management to evaluate operating performance of our continuing operations. While net income or loss after certain non-cash adjustments is not intended to replace any presentation included in our consolidated financial statements under generally accepted accounting principles, or GAAP, and should not be considered an alternative to operating performance, we believe this measure is useful to investors in assessing our performance in comparison with other companies in our industry.  This calculation may differ in method of calculation from similarly titled measures used by other companies.